UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Changes in Registrant’s Certifying Accountant.

(b)   Engagement of New Auditors.

        On February 8, 2005, the Audit Committee of the Board of Directors of Collectors Universe approved the appointment and engagement of Grant Thornton LLP (Grant Thornton) as the Company’s independent registered public accounting firm. As part of its engagement, Grant Thornton will conduct: (i) an integrated audit of the Company’s consolidated financial statements as of and for the year ending June 30, 2005, and of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2005, and (ii) a review of the Company’s interim consolidated financial information for our third quarter ending March 31, 2005 that will be included in our Quarterly Report on Form 10-Q that will be filed with the Securities and Exchange Commission for that quarter.

        During the period from July 1, 2002 to February 8, 2005 (the date Grant Thornton was engaged), neither Collectors Universe, nor anyone acting on its behalf, consulted with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S−K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Date: February 8, 2005	By: /s/ MICHAEL J. LEWIS
Michael J. Lewis, Chief Financial Officer

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